UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2015

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor,

New York, New York 10010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

This Current Report on Form 8-K relates to the grant of stock options (the “Replacement Options”) by Weight Watchers International, Inc. (“Weight Watchers” or the “Company”) in exchange for the tender by eligible employees of outstanding eligible stock options (the “Eligible Options”). On May 22, 2015, the Company made an offer (the “Offer”) to eligible employees to exchange Eligible Options for Replacement Options granted under the Amended and Restated Weight Watchers International, Inc. 2014 Stock Incentive Plan on the terms and under the conditions set forth in the offering memorandum, dated May 22, 2015 (the “Offering Memorandum”), filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO, and the related Weight Watchers Stock Option Exchange Program Election Form, as well as the terms and conditions of the applicable option grant documents.

The Offer expired at 5:00 p.m., New York City time, on June 22, 2015. Pursuant to the Offer, eligible employees tendered, and Weight Watchers accepted for cancellation, Eligible Options to purchase an aggregate of 1,691,512 shares of Weight Watchers common stock, representing approximately 99.1% of the total shares of Weight Watchers common stock underlying the Eligible Options held by eligible employees. On June 22, 2015, following the expiration of the Offer, Weight Watchers granted Replacement Options to purchase 729,583 shares of Weight Watchers common stock in exchange for the cancellation of the tendered Eligible Options. The exercise price per share of the Replacement Options granted pursuant to the Offer was $5.25, which is the greater of (x) the closing price per share of the Company’s common stock on the New York Stock Exchange (“NYSE”) on the grant date of the Replacement Options (i.e., June 22, 2015) and (y) the average closing price per share of the Company’s common stock on the NYSE for the five trading day period immediately preceding and including such grant date. The Replacement Options have a term of ten years and, subject to the continued employment of the employee through the applicable vesting dates, will generally vest based solely on time-vesting criteria. The time-vesting criteria will be satisfied over three years, with 25% of the Replacement Options vesting on each of the first and second anniversaries of the date of grant and 50% of the Replacement Options vesting on the third anniversary of the date of grant. The other terms and conditions of the Replacement Options are generally consistent with the Company’s standard time-vesting stock option grants.

The Replacement Options were granted in reliance on the exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting the Offer.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, pursuant to and as part of the Offer described in Item 3.02 above, Replacement Options in the amounts shown below, and on the terms and conditions described above, were granted to the named executive officers of the Company identified below in exchange for his or her Eligible Options.

Named Executive Officer	Number of Replacement Options
James R. Chambers	154,880
Michael F. Colosi	40,307
Nicholas P. Hotchkin	56,325
Jeanine Lemmens	28,503

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: June 24, 2015	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer